As filed with the Securities and Exchange Commission on December 31, 2008

Registration No. 333-25859

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZONES, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1431894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1102 15th Street SW, Suite 102, Auburn WA	98001-6509
(Address of Principal Executive Offices)	(Zip code)

Stock Option Agreement for John E. DeFeo (10/23/96)

Stock Option Agreement for John E. DeFeo (1/5/97)

Stock Option Agreement for John H. Bauer (1/5/97)

Stock Option Agreement for John L. Carleton (1/5/97)

Stock Option Agreement for Firoz H. Lalji (1/5/97)

Stock Option Agreement for Carol L. Miltner (1/5/97)

(Full title of the plan)

Ronald P. McFadden, Senior Vice President,

Chief Financial Officer and Secretary

Zones, Inc.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

(253) 205-3000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Zones, Inc. is filing this post-effective amendment to deregister unsold shares of common stock of Zones that were registered under the Registration Statement on Form S–8 originally filed on April 25, 1997 (Registration No. 333-25859) (the “Registration Statement”) for issuance pursuant to the Stock Option Agreement for John E. DeFeo (10/23/96), Stock Option Agreement for John E. DeFeo (1/5/97), Stock Option Agreement for John H. Bauer (1/5/97), Stock Option Agreement for John L. Carleton (1/5/97), Stock Option Agreement for Firoz H. Lalji (1/5/97), and Stock Option Agreement for Carol L. Miltner (1/5/97).

On December 30, 2008, Zones completed its merger (the “Merger”) with Zones Acquisition Corp., a Washington corporation, pursuant to an Agreement and Plan of Merger, dated as of July 30, 2008, as amended on November 17, 2008. In connection with the Merger, Zones hereby removes from registration the securities of Zones registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Washington, on December 31, 2008.

ZONES, INC.

By:	/s/ Ronald P. McFadden
Ronald P. McFadden
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

By:	/s/ Firoz H. Lalji Firoz H. Lalji	Chief Executive Officer, Director (Principal Executive Officer)	December 31, 2008

By:	/s/ Ronald P. McFadden Ronald P. McFadden	Chief Financial Officer (Principal Accounting and Financial Officer)	December 31, 2008